Exhibit 99.1

Investor Relations investor.relations@aa.com

FOR RELEASE: Sunday, June 21, 2020

AMERICAN AIRLINES GROUP ANNOUNCES PROPOSED OFFERINGS OF

COMMON STOCK AND CONVERTIBLE SENIOR NOTES DUE 2025

FORT WORTH, Texas – American Airlines Group Inc. (NASDAQ: AAL) (the “Company”) today announced proposed underwritten public offerings of $750,000,000 of shares of its common stock (the “Common Stock” and, such offering, the “Common Stock Offering”) and $750,000,000 aggregate principal amount of its convertible senior notes due 2025 (the “Convertible Notes” and such offering, the “Convertible Notes Offering”).

The Company intends to grant the underwriters of the offerings a 30-day option to purchase, in whole or in part, up to $112,500,000 of additional shares of Common Stock in the Common Stock Offering and a 30-day option to purchase, in whole or in part, up to $112,500,000 aggregate principal amount of additional Convertible Notes in the Convertible Notes Offering, in each case solely to cover over-allotments, if any. The Company expects to use the net proceeds from the Common Stock Offering and the Convertible Notes Offering for general corporate purposes and to enhance the Company’s liquidity position. The closing of neither the Common Stock Offering nor the Convertible Notes Offering is conditioned upon the closing of the other offering.

Goldman Sachs & Co. LLC, Citigroup, BofA Securities and J.P. Morgan are acting as the joint active book-runners and as representatives of the underwriters for the Common Stock Offering and the Convertible Notes Offering. The Company has filed a registration statement (including a prospectus) with the SEC as well as preliminary prospectus supplements with respect to each of the offerings to which this communication relates. Before you invest, you should read the applicable preliminary prospectus supplement and the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and these offerings. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable preliminary prospectus supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by telephone at (800) 831-9146; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, NC 28255-0001, Attn: Prospectus Department, or by email at: dg.prospectus_requests@bofa.com; or J.P. Morgan, c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, Attn: Prospectus Department, or by telephone at: (866) 803-9204, or by email at: prospectus-eq_fi@jpmchase.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the shares of Common Stock or the Convertible Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained or referred to herein, including those regarding the proposed offerings, should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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